Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of SI Financial Group, Inc. of our report, dated March 11, 2010, except for Note 20, as to which the date is September 9, 2010, with respect to the consolidated financial statements of SI Financial Group, Inc. as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009.

Boston, Massachusetts
January 24, 2011